Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Wednesday, October 25, 2017
Executive Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS THIRD QUARTER RESULTS

CASH FLOW ALLOWS FOR $75 MILLION DEBT PREPAYMENT

NORTHBROOK, IL — October 25, 2017 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported results for the third quarter ended September 30, 2017. As compared to 2016’s third quarter, results for 2017’s third quarter are below:

•                  Net sales of $868 million up $92 million, or 12 percent

•                  Net income of $30 million down $1 million, or 3 percent

•                  Diluted EPS of $0.30 down $0.02 per share, or 6 percent

Non-U.S. GAAP financial measures for the 2017 third quarter are as follows:

•                  Adjusted EBITDA of $121 million up $13 million, or 12 percent

•                  Adjusted net income of $38 million up $2 million, or 5 percent

•                  Adjusted diluted EPS of $0.39 up $0.02 per share, or 5 percent

Matt Kaplan, President and Chief Executive Officer, stated, “Markets for our products are strong.  In September of 2017, we announced a $50 per ton price increase, effective with shipments in October 2017, for certain specialty paper products, which when fully realized, should yield approximately $25 million annually of additional revenues.

“During the third quarter, we streamlined our West Coast box operations with the closure of our Oakland, California box plant and distributed its production to our other facilities including our newest plant in Ontario, California.   The closure resulted in a $9 million pre-tax charge against earnings.

“Finally, strong operating cash flow of $126 million in the third quarter of 2017 enabled KapStone to make a $75 million prepayment on our term loans. This combined with our improved operating performance resulted in our leverage ratio being reduced to 3.87 times.”

Third Quarter Operating Highlights

Consolidated net sales of $868 million in the third quarter of 2017 were $92 million, or 12 percent higher than the 2016 third quarter. This increase was due to $57 million of higher prices and a more favorable product mix, and higher volume in the paper and packaging segment. Net sales in the distribution segment increased $8 million due to higher prices partially offset by lower volume. The Company’s average mill selling price of $698 per ton in the third quarter of 2017 increased by $72 per ton, or nearly 12 percent, compared to the third quarter of 2016 due to higher domestic and export containerboard prices, and higher kraft paper prices.

Net income of $30 million for the 2017 third quarter was $1 million lower than the 2016 third quarter. The lower earnings primarily reflect the following (all dollar amounts on a pre-tax basis):

•                  Inflation driven higher recycled fiber costs, salaries and wages of $12 million;

•                  $9 million of higher planned maintenance outages;

•                  Higher management incentives and reinstated employee benefits of $12 million;

•                  A total of $7 million for unplanned boiler downtime, a bad debt charge due to a customer bankruptcy in our distribution segment, and the effects of Hurricanes Harvey and Irma;

•                  A $9 million charge for the closure of the Oakland, California box plant; and

•                  Higher interest expense due to higher interest rates on term loans and interest on long-term financial obligations of $5 million.

These items were partially offset by $57 million of significantly higher selling prices and a better product mix, and a $4 million reduction in the fair value of the contingent consideration liability relating to the earn-out for the Victory Packaging acquisition.

The effective income tax rate for the 2017 third quarter was 33.3 percent compared to 28.9 percent for the 2016 third quarter.  The 2017 effective income tax rate increased due to higher state income taxes. The 2016 third quarter effective income tax rate was lower due to a favorable discrete tax adjustment reflecting higher energy tax credits.

Cash Flow and Working Capital

Cash and cash equivalents increased by $4 million during the 2017 third quarter to $11 million at September 30, 2017.  Operating activities provided $126 million during the 2017 third quarter, including seasonally improved working capital. Investing activities used $34 million for capital expenditures.  Financing activities used $88 million, including a $75 million debt prepayment and $10 million for a cash dividend payment.

On August 10, 2017, our Board of Directors approved a regular $0.10 per share cash dividend which was paid on October 12, 2017.

At September 30, 2017, the Company had approximately $437 million of working capital and $483 million of revolver borrowing capacity.

Conclusion

In summary, Kaplan commented, “As the year winds down, the benefits of the positive momentum related to the strong market should drive positive results in the fourth quarter and beyond. We have high expectations for 2018.”

Conference Call

KapStone will host a conference call at 10:00 a.m. CDT, Thursday, October 26, 2017, to discuss the Company’s financial results for the 2017 third quarter. All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic:   888-608-7946
International:   484-747-6633
Participant Passcode:  97997521

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company has four paper mills, 23 converting plants and 60 distribution centers. The business has approximately 6,400 employees.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release.

However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements.  Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions; (2) market and economic factors; (3) results of legal proceedings and compliance costs; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; (7) managing labor relations; (8) realizing the synergies and benefits of strategic investments; and (9) unanticipated business disruptions. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net sales	$868,418	$776,636	$2,456,978	$2,299,762

Cost and expenses:
Cost of sales, excluding depreciation and amortization	612,434	548,811	1,765,847	1,650,919
Depreciation and amortization	47,462	44,954	138,864	135,528
Freight and distribution expenses	77,043	71,750	225,671	207,787
Plant closure costs	8,967	—	8,967	—
Selling, general and administrative expenses	62,767	56,113	196,565	172,407
Operating income	59,745	55,008	121,064	133,121

Foreign exchange (gain) / loss	(415)	543	(1,501)	1,518
Equity method investments income	(671)	—	(1,377)	—
Loss on debt extinguishment	631	679	631	679
Interest expense, net	15,164	10,148	38,205	29,965
Income before provision for income taxes	45,036	43,638	85,106	100,959
Provision for income taxes	15,010	12,620	29,312	33,045
Net income	$30,026	$31,018	$55,794	$67,914

Net income per share:
Basic	$0.31	$0.32	$0.58	$0.70
Diluted	$0.30	$0.32	$0.57	$0.70

Weighted-average number of shares outstanding:
Basic	96,931,315	96,581,703	96,811,060	96,499,771
Diluted	98,707,395	97,888,469	98,521,491	97,639,370

Effective income tax rate	33.3%	28.9%	34.4%	32.7%

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$30,026	$31,018	$55,794	$67,914
Interest expense, net	15,164	10,148	38,205	29,965
Provision for income taxes	15,010	12,620	29,312	33,045
Depreciation and amortization	47,462	44,954	138,864	135,528
EBITDA (Non-GAAP)	$107,662	$98,740	$262,175	$266,452

Stock-based compensation expense	2,650	1,826	12,676	7,188
Acquisition, integration, start-up and other expenses	1,815	1,674	7,197	4,215
Longview piping inspection settlement	—	—	2,034	—
Union contract ratification cost	946	—	5,925	—
Plant closure costs	8,967	—	8,967	—
Loss on asset disposals	1,960	2,270	1,960	2,270
Change in fair value of contingent consideration liability	(3,910)	1,527	(340)	4,579
Severance expenses	—	863	—	7,027
Loss on debt extinguishment	631	679	631	679
Accumulated EBITDA adjustments	13,059	8,839	39,050	25,958
Adjusted EBITDA (Non-GAAP)	$120,721	$107,579	$301,225	$292,410

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$30,026	$31,018	$55,794	$67,914
Accumulated EBITDA adjustments	13,059	8,839	39,050	25,958
Accumulated tax adjustments	(4,897)	(3,315)	(14,644)	(9,734)
Adjusted Net Income (Non-GAAP)	$38,188	$36,542	$80,200	$84,138

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.30	$0.32	$0.57	$0.70
Accumulated EBITDA adjustments	0.14	0.09	0.39	0.27
Accumulated tax adjustments	(0.05)	(0.04)	(0.15)	(0.11)
Adjusted Diluted EPS (Non-GAAP)	$0.39	$0.37	$0.81	$0.86

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,294	$29,385
Trade accounts receivable, net of allowances	468,630	392,962
Other receivables	15,625	13,562
Inventories	333,606	322,664
Prepaid expenses and other current assets	14,810	10,247
Total current assets	843,965	768,820

Plant, property and equipment, net	1,472,369	1,441,557
Other assets	25,113	25,468
Intangible assets, net	305,219	314,413
Goodwill	720,611	705,617
Total assets	$3,367,277	$3,255,875

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$2,500	$—
Other current borrowings	2,084	—
Capital lease obligation	29	—
Dividend payable	10,215	10,052
Accounts payable	220,147	189,350
Accrued expenses	101,531	76,480
Accrued compensation costs	60,597	48,840
Accrued income taxes	9,983	15,971
Total current liabilities	407,086	340,693

Long-term debt, net of current portion	1,461,595	1,485,323
Long-term financing obligations	85,840	—
Capital lease obligation	4,603	—
Pension and post-retirement benefits	29,746	34,207
Deferred income taxes	400,254	405,561
Other liabilities	32,148	85,761
Total other liabilities	2,014,186	2,010,852

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	288,788	275,970
Retained earnings	716,139	689,668
Accumulated other comprehensive loss	(58,932)	(61,318)
Total stockholders’ equity	946,005	904,330
Total liabilities and stockholders’ equity	$3,367,277	$3,255,875

KapStone Paper and Packaging Corporation

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating activities:
Net income	$30,026	$31,018	$55,794	$67,914
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of plant and equipment	39,718	37,442	115,710	110,143
Amortization of intangible assets	7,744	7,512	23,154	25,385
Stock-based compensation expense	2,650	1,826	12,676	7,188
Pension and postretirement	(745)	(561)	(1,971)	(1,588)
Excess tax benefit from stock-based compensation	—	—	—	150
Amortization of debt issuance costs	1,199	1,250	3,557	3,625
Loss on debt extinguishment	631	679	631	679
Loss on disposal of assets	2,799	2,503	3,785	3,156
Deferred income taxes	(7,768)	(484)	(6,240)	220
Change in fair value of contingent consideration liability	(3,910)	1,527	(340)	4,579
Equity method investments income, net of cash received	365	—	473	—
Plant closure costs	8,043	—	8,043	—
Provision for bad debt	2,012	—	2,926	—
Changes in operating assets and liabilities	43,658	40,050	(42,279)	(9,064)
Net cash provided by operating activities	$126,422	$122,762	$175,919	$212,387

Investing activities:
Capital expenditures	(34,234)	(26,873)	(108,012)	(99,246)
Purchase of intangible assets	—	(500)	—	(2,025)
Acquisition, net of cash acquired	—	(15,438)	(33,500)	(15,438)
Equity method investments	—	(10,500)	—	(11,750)
Proceeds from the sales of assets	—	25	—	4,881
Net cash used in investing activities	$(34,234)	$(53,286)	$(141,512)	$(123,578)

Financing activities:
Proceeds from revolving credit facility	$79,000	$89,500	$347,500	$353,200
Repayments on revolving credit facility	(98,500)	(94,000)	(345,000)	(348,100)
Proceeds from receivables credit facility	24,854	15,462	75,248	36,556
Repayments on receivables credit facility	(5,055)	(5,497)	(26,676)	(32,667)
Proceeds from long-term debt	—	—	—	—
Repayments on long-term debt	(75,000)	(64,687)	(75,000)	(64,687)
Repayments on long-term financial obligations	(263)	—	(263)	—
Payment of loan amendment costs	(1,301)	138	(1,488)	(2,250)
Proceeds from other current borrowings	—	—	6,214	—
Repayments on other current borrowings	(2,071)	—	(4,130)	—
Repayments on capital lease obligation	(8)	—	(19)	—
Cash dividends paid	(9,683)	(9,653)	(29,026)	(29,001)
Payment of withholding taxes on vested stock awards	(996)	(55)	(1,871)	(841)
Proceeds from exercises of stock options	188	367	1,041	788
Proceeds from issuance of shares to ESPP	485	508	972	971
Excess tax benefit from stock-based compensation	—	—	—	(150)
Net cash (used in) financing activities	$(88,350)	$(67,917)	$(52,498)	$(86,181)

Net increase (decrease) in cash and cash equivalents	3,838	1,559	(18,091)	2,628
Cash and cash equivalents-beginning of period	7,456	7,890	29,385	6,821
Cash and cash equivalents-end of period	$11,294	$9,449	$11,294	$9,449

KapStone Paper and Packaging Corporation

Operating Segment Information

(In thousands)

(Unaudited)

	Net Sales			Segment Operating	Depreciation		Total Assets
Three Months Ended September 30, 2017	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures	at Sept. 30, 2017
Paper and Packaging	$617,255	$21,234	$638,489	$63,434	$39,727	$32,154	$2,647,034
Distribution	251,163	—	251,163	5,776	5,864	118	684,740
Corporate	—	—	—	(9,465)	1,871	1,962	35,503
Intersegment eliminations	—	(21,234)	(21,234)	—	—	—	—
	$868,418	$—	$868,418	$59,745	$47,462	$34,234	$3,367,277

	Net Sales			Segment Operating	Depreciation		Total Assets
Three Months Ended September 30, 2016	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures	at Sept. 30, 2016
Paper and Packaging	$533,562	$18,674	$552,236	$57,731	$37,491	$24,900	$2,526,342
Distribution	243,074	—	243,074	8,230	5,795	936	676,350
Corporate	—	—	—	(10,953)	1,668	1,037	41,376
Intersegment eliminations	—	(18,674)	(18,674)	—	—	—	—
	$776,636	$—	$776,636	$55,008	$44,954	$26,873	$3,244,068

	Net Sales			Segment Operating	Depreciation
Nine Months Ended September 30, 2017	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures
Paper and Packaging	$1,726,816	$68,112	$1,794,928	$142,009	$115,325	$101,695
Distribution	730,162	—	730,162	19,158	17,814	1,861
Corporate	—	—	—	(40,103)	5,725	4,456
Intersegment eliminations	—	(68,112)	(68,112)	—	—	—
	$2,456,978	$—	$2,456,978	$121,064	$138,864	$108,012

	Net Sales			Segment Operating	Depreciation
Nine Months Ended September 30, 2016	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures
Paper and Packaging	$1,586,173	$55,667	$1,641,840	$145,054	$112,790	$91,520
Distribution	713,589	—	713,589	21,947	17,158	3,934
Corporate	—	—	—	(33,880)	5,580	3,792
Intersegment eliminations	—	(55,667)	(55,667)	—	—	—
	$2,299,762	$—	$2,299,762	$133,121	$135,528	$99,246

KapStone Paper and Packaging Corporation

Operating Segment EBITDA and Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
Paper and Packaging	2017	2016	2017	2016
Segment operating income	$63,434	$57,731	$142,009	$145,054
Equity method investments income	(671)	—	(1,377)	—
Foreign exchange (gain) / loss	(173)	18	(809)	(18)
Depreciation and amortization	39,727	37,491	115,325	112,790
EBITDA	104,005	95,240	259,520	257,862
Severance expenses	—	701	—	5,998
Acquisition, integration, start-up and other expenses	988	—	3,306	1,819
Longview piping inspection settlement	—	—	2,034	—
Plant closure costs	8,967	—	8,967	—
Loss on asset disposals	645	1,710	645	1,710
Union contract ratification costs	946	—	5,925	—
Adjusted EBITDA	$115,551	$97,651	$280,397	$267,389
Adjusted EBITDA margin	18.1%	17.7%	15.6%	16.3%

	Quarter Ended September 30,		Nine Months Ended September 30,
Distribution	2017	2016	2017	2016
Segment operating income	$5,776	$8,230	$19,158	$21,947
Foreign exchange (gain) / loss	(242)	(561)	(692)	1,536
Depreciation and amortization	5,864	5,795	17,814	17,158
EBITDA	11,882	13,464	37,664	37,569
Acquisition, integration, start-up and other expenses	51	1,129	1,714	1,654
Loss on asset disposals	1,315	—	1,315	—
Severance expenses	—	153	—	633
Adjusted EBITDA	$13,248	$14,746	$40,693	$39,856
Adjusted EBITDA margin	5.3%	6.1%	5.6%	5.6%

	Quarter Ended September 30,		Nine Months Ended September 30,
Corporate	2017	2016	2017	2016
Segment operating (loss)	$(9,465)	$(10,953)	$(40,103)	$(33,880)
Loss on debt extinguishment	631	679	631	$679
Depreciation and amortization	1,871	1,668	5,725	5,580
EBITDA	(8,225)	(9,964)	(35,009)	(28,979)
Stock-based compensation expense	2,650	1,826	12,676	7,188
Acquisition, integration, start-up and other expenses	776	545	2,177	742
Loss on asset disposals	—	560	—	560
Change in fair value of contingent consideration liability	(3,910)	1,527	(340)	4,579
Loss on debt extinguishment	631	679	631	679
Severance expenses	—	9	—	396
Adjusted EBITDA	$(8,078)	$(4,818)	$(19,865)	$(14,835)

	Quarter Ended September 30,		Nine Months Ended September 30,
Consolidated	2017	2016	2017	2016
Segment operating income	$59,745	$55,008	$121,064	$133,121
Equity method investments income	(671)	—	(1,377)	—
Foreign exchange (gain) / loss	(415)	(543)	(1,501)	1,518
Loss on debt extinguishment	631	679	631	679
Depreciation and amortization	47,462	44,954	138,864	135,528
EBITDA	107,662	98,740	262,175	266,452
Stock-based compensation expense	2,650	1,826	12,676	7,188
Acquisition, integration, start-up and other expenses	1,815	1,674	7,197	4,215
Longview piping inspection settlement	—	—	2,034	—
Union contract ratification costs	946	—	5,925	—
Plant closure costs	8,967	—	8,967	—
Loss on asset disposals	1,960	2,270	1,960	2,270
Change in fair value of contingent consideration liability	(3,910)	1,527	(340)	4,579
Loss on debt extinguishment	631	679	631	679
Severance expenses	—	863	—	7,027
Adjusted EBITDA	$120,721	$107,579	$301,225	$292,410

KapStone Paper and Packaging Corporation

Summary of Interest Expense, net

(In thousands)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Interest on term loans and revolver	$10,722	$8,128	$29,147	$24,103
Interest on receivables securitization facility	1,601	877	3,937	2,440
Sub-total	12,323	9,005	33,084	26,543

Amortization of debt issuance costs	1,199	1,250	3,557	3,625
Implicit interest on long-term financing obligations	1,523	—	1,776	—
Interest on capital lease obligation	133	—	356	—
Other interest	63	—	63	(9)
Capitalized interest	(28)	(80)	(490)	(151)
Interest income	(49)	(27)	(141)	(43)
Total interest expense, net	$15,164	$10,148	$38,205	$29,965